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                                                                    EXHIBIT 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Toymax International, Inc. ("Toymax"), hereby certifies that Toymax's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Toymax.

/s/ Jack Friedman                                  Dated: August 14, 2002
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Jack Friedman
President and Chief Executive Officer
Principal Executive Officer